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                                                        Dated: December 20, 1994


                                   Schedule A
                                     to the
                              Custodian Agreement
                      between First Omaha Funds, Inc. and
                          First National Bank of Omaha

                         Dated as of December 20, 1994




     Name of Fund            Compensation*                Date
     ---------------------   ---------------------------  -----------------

     First Omaha Equity      Annual rate of three one-    December 20, 1994
     Fund                    hundredths of one percent
                             (.03%) of the average daily
                             net assets of such Fund

     First Omaha Short/      Annual rate of three one-    December 20, 1994
     Intermediate Fixed      hundredths of one percent
     Income Fund             (.03%) of the average daily
                             net assets of such Fund

     First Omaha Fixed       Annual rate of three one-    December 20, 1994
     Income Fund             hundredths of one percent
                             (.03%) of the average daily
                             net assets of such Fund

     First Omaha U.S.        Annual rate of three one-    December 20, 1994
     Government Obligations  hundredths of one percent
     Fund                    (.03%) of the average daily
                             net assets of such Fund

     First Omaha Small Cap   Annual rate of three         December 5, 1995
     Value Fund              one-hundredths of one
                             percent (.03%) of the
                             average daily net assets
                             of such Fund


*  All fees are computed daily and paid monthly.





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     First Omaha             Annual rate of three           June 4, 1996
     Balanced Fund           one-hundredths of one
                             percent (.03%) of the
                             average daily net assets
                             of such Fund

     First Omaha             Annual rate of three           February 3, 1998
     Growth Fund             one-hundredths of one
                             percent (.03%) of the
                             average daily net assets
                             of such Fund





                                         FIRST OMAHA FUNDS, INC.



                                         By:
                                             ----------------------------
                                             David P. Greer, President



                                         FIRST NATIONAL BANK OF OMAHA



                                         By:
                                             ----------------------------
                                             Marc M Diehl, Trust Division Head




-------------------
     *  All fees are computed daily and paid monthly.